                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                              PRIMUS GUARANTY, LTD.

     The undersigned hereby consents to be named in the Registration Statement on Form S-1, and all amendments thereto, to be filed by Primus Guaranty, Ltd.
(the "Company") in connection with the initial public offering of Common Shares of the Company, as a person who will become a director of the Company upon consummation of such initial public offering.

July 22, 2004
                                       /s/ Duncan E. Goldie-Morrison
                                       -----------------------------------
                                       Name: Duncan E. Goldie-Morrison